                            SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934



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      14a-6(e)(2))
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[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to [ ] 240.14a-11(c) or [ ] 240.14a-12

                               Aradigm Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


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

                              ARADIGM CORPORATION
                            26219 EDEN LANDING ROAD
                           HAYWARD, CALIFORNIA 94545

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 15, 1998

TO THE SHAREHOLDERS OF ARADIGM CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Aradigm Corporation, a California corporation (the "Company"), will be held on Friday, May 15, 1998 at 9:00 a.m. local time at the Crowne Plaza, 1221 Chess Drive, Foster City, California for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected.

     2. To approve the Company's 1996 Equity Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 1,000,000.

     3. To approve the Company's Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 150,000.

     4. To amend the Company's Bylaws to set the range of directors at five to nine.

     5. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1998.

     6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on March 31, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          LOGO
                                          REID M. RUBSAMEN
                                          Secretary
Hayward, California
April 13, 1998

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                              ARADIGM CORPORATION
                            26219 EDEN LANDING ROAD
                           HAYWARD, CALIFORNIA 94545

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Aradigm Corporation, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on May 15, 1998, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Crowne Plaza, 1221 Chess Drive, Foster City, California. The Company intends to mail this proxy statement and accompanying proxy card on or about April 13, 1998, to all shareholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on March 31, 1998 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 31, 1998 the Company had outstanding and entitled to vote 10,611,040 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Except for Proposal 4, abstentions and broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter is approved. With respect to Proposal 4, abstentions and broker non-votes will have the same effect as negative votes.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 26219 Eden Landing Road, Hayward, California, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

     Proposals of shareholders that are intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received by the Company not later than December 14, 1998 in order to be included in the proxy statement and proxy relating to that Annual Meeting. Shareholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     There are six nominees for the nine Board positions presently authorized in the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, all six directors having been elected by the shareholders.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

     The names of the nominees and certain information about them are set forth below:

                                                             PRINCIPAL OCCUPATION/
                 NAME                    AGE             POSITION HELD WITH THE COMPANY
                 ----                    ---  ----------------------------------------------------
Richard P. Thompson....................  46   President and Chief Executive Officer
Burton J. McMurtry, Ph.D...............  63   General Partner, Technology Venture Investors
Reid M. Rubsamen, M.D..................  41   Vice President, Medical Affairs and Secretary
Gordon W. Russell......................  64   General Partner, Sequoia Capital
Fred E. Silverstein, M.D...............  55   Professor at the University of Washington
Virgil D. Thompson.....................  58   President, Chief Executive Officer and Director of
                                              Cytel Corporation

     RICHARD P. THOMPSON has been a director of the Company and has served as the Company's President and Chief Executive Officer since 1994 and was Chief Financial Officer from April 1996 until December 1996. From 1991 to 1994, he was President of LifeScan, Inc., a Johnson & Johnson Company, a medical device manufacturing and development company. Mr. Thompson holds a B.S. in biological sciences from the University of California at Irvine and an M.B.A. from California Lutheran College.

     BURTON J. MCMURTRY, PH.D. has been a director of the Company since 1992. Since July 1980, he has been a general partner of various limited partnerships that, in turn, are general partners of various Technology Venture Investors venture capital partnerships. Mr. McMurtry holds a B.A. and a B.S. in electrical engineering from Rice University and an M.S. and a Ph.D. in electrical engineering from Stanford University. He is also a director of Intuit, Inc. and SpectraLink Corp.

     REID M. RUBSAMEN, M.D., a founder of the Company, has been a director of the Company and has served as the Company's Vice President of Medical Affairs and Secretary since 1991. Dr. Rubsamen is a Board

Certified anesthesiologist having received his medical training at Pacific Medical Center, San Francisco and Massachusetts General Hospital, where in 1989 he served as Chief Resident in Anesthesia. He was also a doctoral candidate in the computer science department at the Massachusetts Institute of Technology, leaving in 1990 to found the Company. Dr. Rubsamen holds an A.B. in biochemistry and computer science from the University of California, Berkeley, and an M.S. in computer science and an M.D. from Stanford University.

     GORDON W. RUSSELL has been a director of the Company since 1992. He has been a general partner of Sequoia Capital, a venture capital investment partnership, since 1979. Mr. Russell holds an A.B. in history from Dartmouth College. Mr. Russell is Chairman of the Board of Overseers of the Dartmouth Medical School and is Chairman Emeritus of the Board of Trustees of the Palo Alto Medical Foundation. Mr. Russell is also a director of SangStat Medical Corp., ChemTrak Incorporated and several privately-held health care companies.

     FRED E. SILVERSTEIN, M.D. has been a director of the Company since 1996. Dr. Silverstein is a Clinical Professor of Medicine at the University of Washington, Seattle. Since 1994, he has been a partner of Frazier & Company L.P., an investment partnership. He holds a B.S. from Alfred University and an M.D. from Columbia University College of Physicians and Surgeons. He is Board Certified in internal medicine and gastroenterology. Dr. Silverstein is also a director of Vision Sciences Inc., a medical device development company, Focal, Inc., a medical sealant company, and several privately-held companies. He has authored more than 30 United States patents on a variety of medical devices.

     VIRGIL D. THOMPSON has been a director of the Company since 1995. Since January 1996, he has been the President and Chief Executive Officer and a director of Cytel Corporation, a biopharmaceutical company. From 1994 to 1996, he was President and Chief Executive Officer of Cibus Pharmaceuticals, Inc., a drug delivery device company. From 1991 to 1993 he was President of Syntex Laboratories, Inc. a pharmaceutical company. Mr. Thompson holds a B.S. in Pharmacy from Kansas University and a J.D. from The George Washington University Law School. He is also a director of two pharmaceutical companies, Biotechnology General Corporation and Cypros Pharmaceutical Corporation.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1997 the Board of Directors held eight meetings. The Board has an Audit Committee and a Compensation Committee.

     The Audit Committee monitors the corporate financial reporting and the internal and external audits of the Company, provides the Board of Directors the results of its examinations and recommendations, outlines to the Board of Directors the improvements made, or to be made, in internal accounting controls, and nominates independent auditors. The Audit Committee is composed of two non-employee directors: Burton J. McMurtry, Ph.D. and Gordon W. Russell. The Audit Committee met once during 1997.

     The Compensation Committee recommends to the Board of Directors compensation levels for officers of the Company, establishes compensation levels for non-officer employees of the Company, makes recommendations to the Board of Directors regarding stock option grants under the Company's 1996 Equity Incentive Plan (the "1996 Plan"), and otherwise administers the 1996 Plan. Prior to March 25, 1998, the Compensation Committee was composed of three non-employee directors: Jared A. Anderson, Ph.D., Ross A. Jaffe, M.D. and Virgil D. Thompson. On March 25, 1998, the Compensation Committee was reconstituted and is currently composed of the following two non-employee directors: Fred E. Silverstein and Virgil Thompson. The Compensation Committee met twice during 1997.

     During the fiscal year ended December 31, 1997, all directors except Burton
J. McMurtry attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which they were a director or committee member, respectively.

                                   PROPOSAL 2

               APPROVAL OF 1996 EQUITY INCENTIVE PLAN, AS AMENDED

     In April 1996, the Board of Directors adopted, and the shareholders subsequently approved, the Company's 1996 Plan. There are 1,980,000 shares of the Company's Common Stock authorized for issuance under the 1996 Plan.

     At January 31, 1998, options (net of canceled or expired options) covering an aggregate of 1,918,845 shares of the Company's Common Stock had been granted under the 1996 Plan, and only 153,816 shares (plus any shares that might in the future be returned to the 1996 Plan as a result of cancellations or expiration of options) remained available for future grant under the 1996 Plan. During the last fiscal year, under the 1996 Plan, the Company granted to all current executive officers as a group options to purchase 330,000 shares at exercise prices of $7.00 to $12.875 per share and to all employees (excluding executive officers) as a group options to purchase 220,600 shares at exercise prices of $6.875 to $12.875 per share.

     In February 1998, the Board approved an amendment to the 1996 Plan, subject to shareholder approval, to enhance the flexibility of the Board and the Compensation Committee in granting stock options to the Company's employees. The amendment increases the number of shares authorized for issuance under the 1996 Plan from a total of 1,980,000 shares to 2,980,000 shares of Common Stock.

     The Company operates in a very competitive environment with respect to the hiring and retaining of qualified employees. The Board adopted this amendment
(i) to ensure that the Company can continue to grant stock options at levels determined appropriate by the Board and the Compensation Committee in order to employ the highly qualified individuals necessary for the Company's successful growth and to retain existing employees and (ii) to meet the Company's anticipated growth over the next two years, including the expected addition of three new officers in calendar 1998.

     Shareholders are requested in this Proposal 2 to approve the 1996 Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting will be required to approve the 1996 Plan, as amended. For purposes of this vote, abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

     The essential features of the 1996 Plan are outlined below:

GENERAL

     The 1996 Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 1996 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 1996 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options.

PURPOSE

     The 1996 Plan was adopted to provide a means by which selected officers and employees of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. At February 28, 1998, all of the Company's approximately 110 employees and consultants were eligible to participate in the 1996 Plan.

ADMINISTRATION

     The 1996 Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the 1996 Plan and, subject to the provisions of the 1996 Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board of Directors is authorized to delegate administration of the 1996 Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the 1996 Plan to the Compensation Committee of the Board. As used herein with respect to the 1996 Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself. In addition, the 1996 Plan provides that, in the Board's discretion, directors serving on the Compensation Committee will be "outside directors" within the meaning of Section 162(m) of the Code ("Section 162(m)"). See "Federal Income Tax Information" for a discussion of the application of Section 162(m).

ELIGIBILITY

     Incentive stock options may be granted under the 1996 Plan only to selected employees (including officers) of the Company and its affiliates. Selected employees (including officers) and consultants are eligible to receive nonstatutory stock options under the 1996 Plan. Directors who are not salaried employees of or consultants to the Company or to any affiliate of the Company are not eligible to participate in the 1996 Plan.

     No incentive stock option may be granted under the 1996 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. In addition, for incentive stock options granted under the 1996 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

STOCK SUBJECT TO THE 1996 PLAN

     The shares subject to the 1996 Plan may be unissued shares or reacquired shares, bought on the market or otherwise. If options granted under the 1996 Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the 1996 Plan.

TERMS OF OPTIONS

     The following is a description of the permissible terms of options under the 1996 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercise price of incentive stock options under the 1996 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 1996 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. However, if options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m). See "Federal Income Tax Information." At March 30, 1998, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $12.00 per share.

     In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatu-tory, with new lower priced options. To the extent required by Section 162(m), an option repriced under the 1996 Plan is deemed to be canceled and a new option granted.

     The exercise price of options granted under the 1996 Plan must be paid either: (a) in cash at the time the option is exercised, or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company,
(ii) pursuant to a deferred payment arrangement or (c) in any other form of legal consideration acceptable to the Board.

     Option Exercise. Options granted under the 1996 Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the 1996 Plan granted to newly hired employees typically vest at the rate of 25% on the one (1) year anniversary of the vesting commencement date and in equal quarterly installments thereafter during the optionee's employment or services as a consultant. Shares covered by currently outstanding options under the 1996 Plan granted to existing employees typically vest at the rate of 1/16th per quarter (25% per year) during the optionee's employment or services as a consultant. Shares covered by options granted in the future under the 1996 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1996 Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

     Term. The maximum term of options under the 1996 Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 1996 Plan terminate three months after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless (a) such termination is due to such person's disability, in which case the option may, but need not, provide that it may be exercised at any time within 12 months of such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within a period specified in the option after termination of such relationship, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within 12 months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

ADJUSTMENT PROVISIONS

     If there is any change in the stock subject to the 1996 Plan or subject to any option granted under the 1996 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1996 Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an employee during a calendar year, and the class, number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

     The 1996 Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume options outstanding under the 1996 Plan or substitute similar options for those outstanding under such plan, or such outstanding options will continue in full force and effect. In the event that any surviving corporation declines to assume or continue options outstanding under the 1996 Plan, or to substitute similar options, then the time during which such options may be exercised will be accelerated and the options terminated if not exercised during such time. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an antitakeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the 1996 Plan without shareholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1996 Plan will terminate on April 15, 2006.

     The Board may also amend the 1996 Plan at any time or from time to time. However, no amendment will be effective unless approved by the shareholders of the Company within 12 months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires shareholder approval in order for the 1996 Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the 1996 Plan in any other way if such modification requires shareholder approval in order to comply with Rule 16b-3 or satisfy the requirements of Section 422 of the Code. The Board may submit any other amendment to the 1996 Plan for shareholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

RESTRICTIONS ON TRANSFER

     Under the 1996 Plan, an incentive stock option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by the optionee. A nonstatutory stock option may not be transferred except by will or by the laws of descent and distribution or pursuant to a domestic relations order. In any case, the optionee may designate in writing a third party who may exercise the option in the event of the optionee's death. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

FEDERAL INCOME TAX INFORMATION

     Incentive Stock Options. Incentive stock options under the 1996 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

     If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. Long-term capital gains currently are generally subject to lower tax rates than ordinary income. The maximum capital gains rate for federal income tax purposes is currently 28% while the maximum ordinary income rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options. Nonstatutory stock options granted under the 1996 Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the shareholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by shareholders.

                                   PROPOSAL 3

              APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

     In April 1996, the Board of Directors adopted the Employee Stock Purchase Plan (the "Purchase Plan") authorizing the issuance of 150,000 shares of the Company's Common Stock. The shareholders of the Company approved the adoption of the Purchase Plan in June 1996. At February 28, 1998, an aggregate of 21,824 shares had been issued under the Purchase Plan and 128,176 share remained for the grant of future rights under the Purchase Plan. In April 1998, the Board of Directors of the Company adopted an amendment to the Purchase Plan to increase the number of shares authorized for issuance under the Purchase Plan to 300,000 shares. This amendment is intended to afford the Company greater flexibility in providing employees with stock incentives and ensures that the Company can continue to provide such incentives at levels determined appropriate by the Board. During the last fiscal year, shares were purchased at $6.17 in the following amounts under the Purchase Plan: Richard P. Thompson 2,301 shares, Reid M. Rubsamen 1,636 shares, Max D. Fiore 891 shares, Igor Gonda 1,636 shares, Mark A. Olbert 987 shares, all current executive officers as a group 7,451 shares, and all employees (excluding executive officers) as a group 14,005 shares.

     Shareholders are requested in this Proposal 3 to approve the Purchase Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting will be required to approve the Purchase Plan, as amended. For purposes of this vote abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

     The essential features of the Purchase Plan, as amended, are outlined below:

PURPOSE

     The purpose of the Purchase Plan is to provide a means by which key employees of the Company (and any parent or subsidiary of the Company designated by the Board of Directors to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. At February 28, 1998 approximately 77 of the Company's 100 employees were eligible to participate in the Purchase Plan.

     The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

ADMINISTRATION

     The Purchase Plan is administered by the Board of Directors, which has the final power to construe and interpret the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether any parent or subsidiary of the Company shall be eligible to participate in such plan. The Board has the power, which it has not exercised, to delegate administration of such plan to a committee of not less than two Board members. The Board may abolish any such committee at any time and revest in itself the administration of the Purchase Plan.

OFFERINGS

     The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. Generally, each such offering is two years in duration.

ELIGIBILITY

     Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated from time to time by the Board) on the first day of an offering period is eligible to participate in that offering under the Purchase Plan, provided such employee has been in the continuous employ of the Company for at least 10 days preceding the first day of the offering period.

     Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted rights that would permit him to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company in any calendar year.

PARTICIPATION IN THE PLAN

     Eligible employees become participants in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, or as otherwise determined by the Board for new employees, an agreement authorizing payroll deductions of up to 15% of such employees' total compensation during the purchase period.

PURCHASE PRICE

     The purchase price per share at which shares are sold in an offering under the Purchase Plan is the lower of (a) 85% of the fair market value of a share of Common Stock on the date of commencement of the offering, or (b) 85% of the fair market value of a share of Common Stock on any purchase date.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

     The purchase price of the shares is accumulated by payroll deductions over the offering period. At any time during the purchase period, a participant may reduce or terminate his or her payroll deductions. A participant may not increase or begin such payroll deductions after the beginning of any purchase period, except, if the Board provides, in the case of an employee who first becomes eligible to participate as of a date specified during the purchase period. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may not make any additional payments into such account.

PURCHASE OF STOCK

     By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under such plan. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares any employee may be granted the right to purchase and the maximum aggregate number of shares which may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number, the Board would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See "Withdrawal" below.

WITHDRAWAL

     While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering period.

     Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in such offering. An employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

     Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

     Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend, terminate or amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the shareholders within 12 months of its adoption by the Board if the amendment would (a) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan,
(b) modify the requirements relating to eligibility for participation in the Purchase Plan, or (c) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Exchange Act.

     Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of such plan without consent of the person to whom such rights were granted.

EFFECT OF CERTAIN CORPORATE EVENTS

     In the event of a dissolution, liquidation or specified type of merger of the Company, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to, or concurrent with, any such event.

STOCK SUBJECT TO PURCHASE PLAN

     If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the Common Stock not purchased under such rights again becomes available for issuance under such plan.

FEDERAL INCOME TAX INFORMATION

     Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

     A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchase shares.

     If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (b) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a capital gain or loss. Capital gains currently are generally subject to lower tax rates than ordinary income.

     If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition, and the Company may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date.

     There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation).


                                   PROPOSAL 4

                 APPROVAL OF AMENDMENT TO THE COMPANY'S BYLAWS

     Under the Company's current Bylaws, the Board of Directors must consist of between six and 11 directors. In March 1998, the Board of Directors of the Company adopted an amendment to the Bylaws to decrease the range of the number of directors from six to 11 to five to nine. This amendment is intended to afford the Company greater flexibility in having a Board of Directors of five members if necessary.

     Shareholders are requested in this Proposal 4 to approve the Bylaws, as amended. The affirmative vote of a majority of the outstanding shares will be required to approve the Bylaws, as amended. As a result, abstentions and broker non-votes will have the same effect as negative votes.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 4.

                                   PROPOSAL 5

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since 1995. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Shareholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. For purposes of this vote, abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 5.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of January 31, 1998 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table employed by the Company in that capacity on January 31, 1998;
(iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of its Common Stock.

                                                              BENEFICIAL OWNERSHIP(1)
                                                              ------------------------
                                                              NUMBER OF    PERCENT OF
BENEFICIAL OWNER                                              SHARES(#)     TOTAL(%)
----------------                                              ----------   -----------
Burton J. McMurtry, Ph.D....................................  1,224,510       11.5%
  Technology Venture Investors-4, L.P.
  2480 Sand Hill Road, Suite 101
  Menlo Park, CA 94025(2)
Sprout Group................................................  1,073,644       10.1
  3000 Sand Hill Road
  Building 4, Suite 270
  Menlo Park, CA 94025(3)
Fred E. Silverstein, M.D....................................    653,863        6.1
  Frazier & Company
  Two Union Square
  601 Union Street, Suite 2110
  Seattle, WA 98101(4)
Jared A. Anderson, Ph.D.....................................    405,207        3.8
Richard P. Thompson(6)......................................    359,795        3.4
Reid M. Rubsamen, M.D.(7)...................................    335,315        3.1
Lester John Lloyd(8)........................................    332,095        3.1
Ross A. Jaffe, M.D.(9)......................................    315,213        3.0
Igor Gonda, Ph.D.(10).......................................    167,500        1.6
Max D. Fiore(11)............................................    119,591        1.1
Mark A. Olbert(12)..........................................     65,987          *
Gordon W. Russell(13).......................................     18,911          *
Virgil D. Thompson(14)......................................     19,500          *
All executive officers and directors as a group (12           4,017,487       37.0
  persons)(15)..............................................

---------------
   * Less than one percent.

 (1) This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 10,632,133 shares outstanding on January 31, 1998, adjusted as required by rules promulgated by the SEC.

 (2) Represents 1,217,010 shares held by Technology Venture Investors-IV, as nominee for various Technology Venture Investors funds. Mr. McMurtry, a director of the Company, is a general partner of TVI Management-4, L.P., the General Partner of Technology Venture Investors-IV, and, as such, may be deemed to share voting and investment power with respect to such shares. Mr. McMurtry disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares arising from his interest in the entities referred to herein. Includes 7,500 shares subject to an option exercisable within 60 days of January 31, 1998, subject to repurchase of unvested shares.

 (3) Represents 640,823 shares held by Sprout Capital VII, L.P. ("Sprout VII"), 374,125 shares held by Sprout Capital VI, L.P. ("Sprout VI") and 58,696 shares held by DLJ Capital Corporation ("DLJCC"). DLJCC is the Managing General Partner of Sprout VII and Sprout VI and, as such, may be deemed to share voting and investment power with respect to the shares beneficially owned by Sprout VII and Sprout VI. Donaldson, Lufkin & Jenrette, Inc. ("DLJ") directly owns all of the capital stock of DLJCC and, as such, may be deemed to share voting and investment power with respect to the shares held by DLJCC, Sprout VII and Sprout VI. As of February 3, 1997, The Equitable Companies Incorporated ("Equitable") beneficially owns, directly and indirectly, 78.2% of DLJ and, as such, may be deemed to share voting and investment power with respect to the shares held by DLJCC, Sprout VII and Sprout VI.

 (4) Represents 636,363 shares held by Frazier Healthcare II, L.P. and 10,000 shares held by Frazier Management, L.L.C. Dr. Silverstein, a director of the Company, is a member of Frazier Management, L.L.C., the Managing Member of FHM II, L.L.C., the General Partner of Frazier Healthcare II, L.P., and, as such, may be deemed to share voting and investment power with respect to such shares. Dr. Silverstein disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares arising from his interest in Frazier Healthcare II, L.P. Includes 7,500 shares subject to an option exercisable within 60 days of January 31, 1998, subject to repurchase of unvested shares.

 (5) Represents 397,707 shares held by Electronic Investments Ltd. Dr. Anderson, a director of the Company, is the Financial Advisor of Electronic Investments Ltd., and, as such, may be deemed to share voting and investment power with respect to such shares. Dr. Anderson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest arising from his interest in Electronic Investments Ltd. Includes 7,500 shares subject to an option exercisable within 60 days of January 31, 1998, subject to repurchase of unvested shares.

 (6) Represents 233,158 shares held by Mr. Thompson, 200 shares held by members of Mr. Thompson's immediate family, 71,437 shares held by the Thompson Family Trust and 15,000 shares held by Thompson Family Partners. Mr. Thompson is a Trustee of the Thompson Family Trust and a General Partner of Thompson Family Partners and, as such, may be deemed to share voting and investment power with respect to the shares held by the Thompson Family Trust and Thompson Family Partners. Mr. Thompson disclaims beneficial ownership of the shares held by his family members, the Thompson Family Trust and Thompson Family Partnership except to the extent of his pecuniary and proportionate partnership interest arising from his interest therein. Includes 40,000 shares subject to an option exercisable within 60 days of January 31, 1998, subject to repurchase of unvested shares.

 (7) Includes 20,000 shares subject to an option exercisable within 60 days of January 31, 1998, subject to repurchase of unvested shares.

 (8) Represents 95,611 shares held by Mr. Lloyd and 8,620 shares held by The Lloyd Trust. Mr. Lloyd, Chairman of the Board of Directors of the Company, is Trustee of The Lloyd Trust and, as such, may be deemed to share voting and investment power with respect to the shares held by The Lloyd Trust. Mr. Lloyd disclaims beneficiary ownership of the shares held by The Lloyd Trust except to the extent of his pecuniary interest arising from his interest in such entity. Includes 226,323 shares held by Farm Street Investments Ltd. ("Farm Street"). Mr. Lloyd is an investment advisor of Farm Street and disclaims beneficial ownership of the 226,323 shares held by Farm Street. Includes 1,541 shares subject to an option exercisable within 60 days of January 31, 1998, subject to repurchase of unvested shares.

 (9) Represents 304,863 shares held by Brentwood Associates VI, L.P. and 2,850 shares owed by The Jaffe Family Trust. Dr. Jaffe, a director of the Company, is a general partner of Brentwood VI Ventures, L.P., the General Partner of Brentwood Associates VI, L.P., and a Trustee of The Jaffe Family Trust and, as such, may be deemed to share voting and investment power with respect to such shares. Dr. Jaffe disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares arising from his interest in the entities referred to herein. Includes 7,500 shares subject to an option exercisable within 60 days of January 31, 1998, subject to repurchase of unvested shares.

(10) Represents 146,700 shares held by Dr. Gonda. Also represents 800 shares held by members of Dr. Gonda's immediate family. Dr. Gonda disclaims beneficial ownership of such shares. Includes 20,000 shares subject to an option exercisable within 60 days of January 31, 1998, subject to repurchase of unvested shares.

(11) Includes 10,000 shares subject to an option exercisable within 60 days of January 31, 1998, subject to repurchase of unvested shares.

(12) Includes 65,000 shares subject to an option exercisable within 60 days of January 31, 1998, subject to repurchase of unvested shares.

(13) Represents 678 shares held by Mr. Russell, 8,915 shares held by Sequoia XXIV and 1,818 shares held by Sequoia 1995, L.L.C. Mr. Russell, a director of the Company, is an investment advisor of Sequoia XXIV and Sequoia 1995, L.L.C., and, as such, may be deemed to share voting and investment power with respect to such shares. Mr. Russell disclaims beneficial ownership of the shares held by Sequoia XXIV and Sequoia 1995, L.L.C. except to the extent of his pecuniary and proportionate partnership interest in such shares arising from his interest in the entities referred to herein. Includes 7,500 shares subject to an option exercisable within 60 days of January 31, 1998, subject to repurchase of unvested shares.

(14) Represents 19,500 shares subject to an option exercisable within 60 days of January 31, 1998, subject to repurchase of unvested shares.

(15) See Notes (1) through (14) above, as applicable.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with; except that two reports covering two transactions were filed late by each of Dr. Anderson, Mr. Lloyd and Dr. Silverstein.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Directors do not currently receive any cash compensation from the Company for their service as members of the Board of Directors, although they are reimbursed for certain expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

     Each non-employee director of the Company also receives stock option grants under the Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

     Option grants under the Directors' Plan are non-discretionary. On June 19 of each year (or the next business day should such date be a legal holiday) beginning with June 19, 1997, each member of the Company's Board of Directors who is not an employee of the Company is automatically granted under the Directors' Plan, without further action by the Company, the Board of Directors or the shareholders of the Company, an option to purchase 7,500 shares of Common Stock of the Company (pro-rated for non-employee directors with less than a full year's tenure).

     Options under the Directors' Plan will vest in four equal, quarterly installments commencing on the date of the grant of the option. The exercise price of the options granted under the Directors' Plan is the fair market value of the Common Stock granted on the date of grant. No option granted under the Directors' Plan may be exercised after the expiration of 10 years from the date it was granted. Options granted under the Directors' Plan are generally non-transferable except pursuant to a qualified domestic relations order in beneficiary descriptions. The Directors' Plan will terminate at the direction of the Board.

     In the event of certain changes of control, options outstanding under the Directors' Plan will automatically become fully vested and will terminate if not exercised prior to such change of control.

     As of February 28, 1998, 52,500 options to purchase Common Stock have been granted pursuant to the Director's Plan and 97,500 shares remained available for grant thereunder.

COMPENSATION OF EXECUTIVE OFFICERS

                            SUMMARY OF COMPENSATION

     The following table shows for the fiscal years ended December 31, 1995, 1996 and 1997, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                                                     -------------
                                                             ANNUAL COMPENSATION      SECURITIES
                                                            ---------------------     UNDERLYING
           NAME AND PRINCIPAL POSITION              YEAR    SALARY($)    BONUS($)    OPTIONS(#)(1)
           ---------------------------              ----    ---------    --------    -------------
Richard P. Thompson...............................  1997     225,000      55,553         40,000
  President, Chief Executive Officer                1996     185,000      62,221        106,596
  and Director                                      1995     150,000      30,000             --
Reid M. Rubsamen, M.D.............................  1997     160,000      31,604         20,000
  Vice President, Medical Affairs,                  1996     132,000      35,592         28,065
  Secretary and Director                            1995     120,000          --             --
Max D. Fiore......................................  1997     140,000      27,653         10,000
  Vice President, Engineering                       1996     130,000      35,074         28,075
                                                    1995     115,000      15,000             --
Igor Gonda, Ph.D..................................  1997     160,000      31,604         20,000
  Vice President, Research                          1996     144,000      39,012             --
  and Development                                   1995          --          --             --
Mark A. Olbert(2).................................  1997     145,000      28,170         65,000
  Chief Financial Officer                           1996          --          --             --
  and Vice President, Finance                       1995          --          --             --
  and Administration

---------------
(1) The Company has not issued any stock appreciation rights (SARs).

(2) Mr. Olbert started with the Company in January 1997.

                       STOCK OPTION GRANTS AND EXERCISES

     The Company grants options to its executive officers under its 1996 Plan. The following tables show for the fiscal year ended December 31, 1997, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                          OPTION GRANTS IN FISCAL 1997

                                                  INDIVIDUAL GRANTS
                                 ----------------------------------------------------
                                                PERCENTAGE
                                                 OF TOTAL                                POTENTIAL REALIZABLE
                                  NUMBER OF       OPTIONS                                  VALUE AT ASSUMED
                                  SECURITIES      GRANTED                               ANNUAL RATES OF STOCK
                                  UNDERLYING        TO        EXERCISE                    PRICE APPRECIATION
                                   OPTIONS       EMPLOYEES     OR BASE                    FOR OPTION TERM(3)
                                   GRANTED       IN FISCAL      PRICE     EXPIRATION    ----------------------
             NAME                   (#)(1)      1997(%)(2)     ($/SH)        DATE         5%($)       10%($)
             ----                ------------   -----------   ---------   -----------   ---------    ---------
Richard P.Thompson.............     40,000          7.3%        $8.75      02/10/07     $220,500     $556,500
Reid M. Rubsamen, M.D..........     20,000          3.6          8.75      02/10/07      110,250      278,250
Max D. Fiore...................     10,000          1.8          8.75      02/10/07       55,125      139,125
Igor Gonda, Ph.D...............     20,000          3.6          8.75      02/10/07      110,250      278,250
Mark A. Olbert.................     65,000         11.8          8.75      02/10/07      358,313      904,313

---------------
(1) Options vests quarterly over a four-year period. The options will fully vest upon a change of control, as defined in the 1996 Plan, unless the acquiring company assumes the options or substitutes similar options. The Board of Directors may reprice options under the terms of the 1996 Plan.

(2) Based on options to purchase 550,600 shares granted in 1997.

(3) The potential realizable value is based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all shareholders.

                   VALUE OF OPTIONS AT END OF FISCAL 1997(1)

                                                                   NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED
                                                                OPTIONS/SARS AT FY-END(#)
                            NAME                               EXERCISABLE/UNEXERCISABLE(2)
                            ----                              ------------------------------
Richard P. Thompson.........................................             40,000/--
Reid M. Rubsamen, M.D.......................................             20,000/--
Max D. Fiore................................................             10,000/--
Igor Gonda, Ph.D............................................             20,000/--
Mark A. Olbert..............................................             65,000/--

---------------
(1) No Named Executive Officer exercised any option in 1997. In addition, none of the options held by the Named Executive Officers were "in-the-money". "In-the-money" options are options with exercise prices below the market price of the Company's Common Stock at December 31, 1997. The fair market value of the Company's Common Stock at December 31, 1997 was $8.50 per share.

(2) Reflects shares vested and unvested at December 31, 1997. Options granted under the 1996 Plan are immediately exercisable, but are subject to the Company's right to repurchase unvested shares on termination of employment.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                          ON EXECUTIVE COMPENSATION(1)

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for setting and administering the policies that govern annual executive salaries, bonuses and stock option grants. The Committee annually evaluates the performance, and determines the level of compensation, of the Chief Executive Officer ("CEO"), and the other executive officers of the Company based upon a mix of the achievement of the corporate goals, individual performance and comparisons with other biotechnology companies. The CEO is not present during the discussion of his compensation.

     The policies of the Committee with respect to executive officers, including the CEO, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of shareholder value. To meet these goals, the Committee has adopted a mix among the compensation elements of salary, bonus and stock options, with a bias toward stock options to emphasize the link between executive incentives and the creation of shareholder value as measured by the equity markets.

     In general, the salaries of executive officers are based upon a review of surveys of publicly-held biotechnology companies of a similar size to the Company in terms of number of persons employed. Based upon such surveys, the executive officers' salaries are set at the beginning of a fiscal year in the low- to mid-range as compared to other biotechnology companies described above. The salaries are adjusted at such time within such range based upon whether an executive officer met specific individual performance goals. Such individual performance goals are based upon the officer's contribution toward Company goals. For the fiscal year ended December 31, 1997, the average increase in the salaries of the executive officers, including the CEO, was 13.7%.

     Target bonuses of executive officers are based upon the surveys of other biotechnology companies described above and are set at the beginning of each fiscal year as a percentage of base salary, which percentage is in the mid-range as compared to such other biotechnology companies. Actual bonuses are paid at the end of each fiscal year and may be above or below target depending on whether certain corporate goals have been met during the year. The set of corporate goals is the same for all executive officers. Because the Company is a development stage company, the corporate goals are based upon product development and financing objectives rather than the operating performance of the Company. The Board of Directors assigns a weight to each goal according to whether it was attained or surpassed. The bonus is capped at 150% of the target percentage based on maximum goal achievement.

     For the fiscal year ended December 31, 1997, the target bonus for the CEO was at 30% of base salary while the target bonus for all other executive officers was set at 24% of base salary. For the bonus for services rendered in 1997, the corporate performance goals related to (i) the execution of AERx(TM) feasibility and product development agreements, (ii) the successful launch of the SmartMist(R) Respiratory Management System, (iii) the execution of a clinical trial showing the pharmacoeconomic benefits of the SmartMist Respiratory Management System, (iv) the improvement of the quality of aerosols produced by AERx technology, (v) the implementation of a stand-alone clinical supply capability able to support clinical trials planned for AERx systems, (vi) the completion of partner-sponsored feasibility programs on time and on budget,
(vii) the completion of development of a prototype AERx Pulmonary Diagnostic System, and (viii) the demonstration of the delivery of therapeutically-significant levels of insulin into the bloodstream of healthy volunteers using AERx technology. Because most of the corporate goals were either attained or surpassed during 1997 according to information obtained by management and approved by the Board of Directors, the actual bonus awarded for each executive officer, including the CEO, was 82.3% of the target.

     In recommending stock options for executive officers, the Committee considers individual performance, overall contribution to the Company and the total number of stock options to be awarded. The level of stock option awards is also based upon the surveys of other biotechnology companies described above. After considering the criteria relating to awarding stock options, the Committee determined that four executive officers, including the CEO, would receive option grants in the fiscal year ended December 31, 1997.

     The Committee uses the same procedures described above for the other executive officers in setting the annual salary, bonus and stock option awards for the CEO, except that the CEO's salary is adjusted according to whether corporate rather than individual goals are met. The corporate goals used in adjusting the salary of the CEO are the same as the corporate goals utilized in adjusting the bonuses of all executive officers. The CEO's salary and bonus are determined based on comparisons with other biotechnology companies and adjusted according to corporate performance described above. Because most of the corporate goals were met in 1997, the CEO received an increase in salary of 15.6% and a bonus that was 82.3% of the target bonus. In awarding stock options, the Committee considers the CEO's performance, overall contribution to the Company, the total number of options awarded and the level of options granted by other biotechnology companies described above. Based on such criteria, the CEO received an option to purchase an aggregate of 100,000 shares of the Company's Common Stock for the fiscal year ended December 31, 1997. Compared to other biotechnology companies described above, the CEO's salary and stock options are in the low- to mid-range.

     Section 162(m) limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers during a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Committee believes that at the present time it is unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Committee intends to continue to evaluate the effects of the statute and any Treasury regulations and to comply with Section 162(m) in the future to the extent consistent with the best interests of the Company.

     From the current and former members of the Compensation Committee of Aradigm Corporation:

                                          Jared A. Anderson, Ph.D.(2)
                                          Fred E. Silvestein
                                          Ross A. Jaffe, M.D.(2)
                                          Virgil D. Thompson
---------------
(1) This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) Former member of the Compensation Committee. See "Proposal 1 -- Board Committees and Meetings."

                     PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph compares total shareholder returns of the Company since its initial public offering of Common Stock on June 20, 1996 to two indices; the Nasdaq CRSP Total Return Index for the Nasdaq Stock Market (U.S. companies) (the "Nasdaq-US") and the Nasdaq Pharmaceutical Index (the "Nasdaq-Pharmaceutical"). The total return for the Company's stock and for each index assumes the reinvestment of dividends, although dividends have never been declared on the Company's stock, and is based on the returns of the component companies weighted according to their capitalizations as of the end of each quarterly period. The Nasdaq-US tracks the aggregate price performance of equity securities of U.S. companies traded on the Nasdaq National Market (the "NM"). The Nasdaq-Pharmaceutical tracks the aggregate price performance of equity securities of pharmaceutical companies traded on the NM. The Company's Common Stock is traded on the NM and is a component of both the Nasdaq-US and the Nasdaq-Pharmaceutical.

              COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT
        SINCE THE COMPANY'S INITIAL PUBLIC OFFERING ON JUNE 20, 1996(2)

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)               ARDM              NASDAQ-US         NASDAQ-PHARM
6/28/96                                  100.00              100.00              100.00
9/30/96                                   88.64              103.58              102.26
12/31/96                                  89.77              108.70               99.00
3/31/97                                   82.95              102.81               94.24
6/30/97                                   51.14              121.74              101.75
9/30/97                                  127.27              142.20              114.29
12/31/97                                  77.27              133.50              102.76

---------------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) Shows the cumulative total return on investment assuming an investment of $100 in each of the Company, the Nasdaq-US and the Nasdaq-Pharmaceutical on June 20, 1996. The cumulative total return on the Company's stock has been computed based on an initial price of $11.00 per share, the price at which the Company's shares were sold in its initial public offering on June 20, 1996.

                              CERTAIN TRANSACTIONS

     In May 1994, the Company issued and sold to Richard P. Thompson, President, Chief Executive Officer and a director of the Company, an aggregate of 225,000 shares of its Common Stock for an aggregate purchase price of $82,500, payable pursuant to a secured promissory note bearing interest at the rate of 7% per annum, with accrued but unpaid interest due and payable annually and the principal and remaining interest due and payable on July 1, 1999. In February 1996, the Company issued and sold to Mr. Thompson an aggregate of 106,596 shares of its Common Stock for an aggregate purchase price of $60,404, $54,364 of which was paid pursuant to a secured promissory note bearing interest at the rate of 5.45% per annum, with the principal and accrued but unpaid interest due and payable on February 28, 2001. The largest aggregate amount of Mr. Thompson's indebtedness to the Company during fiscal 1997 was $144,158. The outstanding balance of the loans to Mr. Thompson was $125,506 as of February 28, 1998.

     In May 1995, the Company issued and sold to R. Ray Cummings, Vice President of Business Development of the Company, an aggregate of 67,500 shares of its Common Stock for an aggregate purchase price of $29,250, payable pursuant to a secured promissory note bearing interest at the rate of 7.12% per annum, with accrued but unpaid interest due and payable annually and the principal and remaining interest due and payable on July 1, 2000. In May 1995, the Company made a relocation loan to Mr. Cummings of $53,235 pursuant to a Promissory Note Secured by Deed of Trust, with the principal and 6% interest due and payable on February 7, 2001. In March 1996, the Company issued and sold to Mr. Cummings 4,357 shares of its Common Stock for an aggregate purchase price of $2,469, $2,222 of which was paid pursuant to a secured promissory note bearing interest at the rate of 5.45% per annum, with the principal and accrued but unpaid interest due and payable on March 10, 2001. The largest aggregate amount of Mr. Cummings' indebtedness to the Company during fiscal 1997 was $93,237. When Mr. Cummings left the Company in January 1998, the loans to Mr. Cummings were settled and the outstanding balances brought to $0.

     In December 1995, the Company issued and sold to Dr. Gonda, Vice President of Research and Development of the Company, 150,000 shares of its Common Stock for an aggregate purchase price of $65,000, $58,500 of which was paid pursuant to a secured promissory note bearing interest at the rate of 5.91% per annum, with the principal and accrued but unpaid interest due and payable on December 27, 2000. In October 1995, the Company made a relocation loan to Dr. Gonda $90,000 pursuant to an interest-free promissory note, with the principal amount due and payable in October 1998. The largest aggregate amount of Dr. Gonda's indebtedness to the Company during fiscal 1997 was $154,301. The aggregate outstanding balance of the loans to Dr. Gonda was $132,157 as of February 28, 1998.

     The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party be reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under California law and the Company's Bylaws.

     The Company believes that the foregoing transactions were in its best interests. As a matter of policy these transactions were, and all future transactions between the Company and any of its officers, directors or principal shareholders will be, approved by a majority of the independent and disinterested members of the Board of Directors, will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be in connection with bona fide business purposes of the Company.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          LOGO
                                          REID M. RUBSAMEN
                                          Secretary

April 13, 1998

     A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, ARADIGM CORPORATION, 26219 EDEN LANDING ROAD, HAYWARD, CA 94545.

                                  DETACH HERE


                                     PROXY

                              ARADIGM CORPORATION

                            26219 Eden Landing Road
                           Hayward, California 94545

                      SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS


     The undersigned hereby appoints Richard P. Thompson, Mark A. Olbert and Reid M. Rubsamen each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Aradigm Corporation (the "Company") held of record by the undersigned on March 31, 1998 at the Annual Meeting of Shareholders to be held on May 15th, 1998 and any adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

     PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


SEE REVERSE                                                         SEE REVERSE
    SIDE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE

Dear Fellow Aradigm Shareholder:

Accompanying this proxy card is Aradigm's 1997 Annual Report and its 1998 Proxy Statement. Your company made significant progress in 1997, which is highlighted in the Annual report. We are working hard to make 1998 an equally important year for your Aradigm.

I would appreciate your taking a minute to review the important information enclosed with this Proxy. There are a number of issues related to Aradigm's operation that require your prompt attention. Your vote counts, and I strongly encourage you to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted, sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Sincerely,

/s/ Richard P. Thompson
-------------------------------
Richard P. Thompson
President and Chief Executive officer
Aradigm Corporation



                                  DETACH HERE

                                  DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4, AND 5.

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE


1.  Election of Directors.

    Elect the                Burton J. .McMurtry,
    following                Reid M. Rubsamen,
    nominees                 Gordon W. Russell,
    whether by               Fred W. Silverstein,
    cumulative               Richard P. Thompson
    voting or                and Virgil D. Thompson
    otherwise:

                             [ ]    FOR            [ ]  WITHHELD
                                    ALL                 FROM ALL
                                  NOMINEES              NOMINEES


    [ ]
        ------------------------------------------------------
        For all nominees except as noted above


                                                FOR        AGAINST       ABSTAIN

2.  Approve the Company's 1996 Equity           [ ]          [ ]           [ ]
    Incentive Plan, as amended, to increase
    the aggregate number of shares of
    common stock authorized for issuance
    under such plan by 1,000,000 shares.

3.  Approve the Company's Employee Stock        [ ]          [ ]           [ ]
    Purchase Plan, as amended, to increase
    the aggregate number of shares of
    common stock authorized for issuance
    under such plan by 150,000 shares.

                                                FOR        AGAINST       ABSTAIN

4.  Amend the Company's Bylaws to set the       [ ]          [ ]           [ ]
    range of directors at five to nine.

5.  Ratify the appointment of Ernst & Young     [ ]          [ ]           [ ]
    LLP as independent auditors for 1998.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                              [ ]


Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.


Signature:                                      Date:
           ----------------------------------         --------------------

Signature:                                      Date:
           ----------------------------------         --------------------